Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact

Lauren Russ, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3020

BAXTER COMPLETES ACQUISITION OF HILLROM,

CREATING ~$15 BILLION GLOBAL MEDTECH LEADER

•	Accelerates the company’s vision for transforming healthcare and advancing patient care worldwide – from the hospital to the home

•	Combination creates opportunities for innovation that should drive efficiencies across care settings and help improve care outcomes

•	Complementary products and pipeline enable broader access to care globally

•	Expected to generate high single-digit ROIC by year five and approximately $250 million of annual pre-tax cost synergies by the end of year three

•	Positions Baxter for anticipated faster top- and bottom-line growth

DEERFIELD, Ill., December 13, 2021 – Baxter International Inc. (NYSE:BAX), a global medtech leader, announced today it has completed its acquisition of Hillrom. Baxter paid $156.00 in cash for each outstanding share of Hillrom common stock for a purchase price of $10.5 billion (based on Hillrom share counts at closing). Including the assumption of Hillrom’s outstanding debt obligations, the enterprise value of the transaction is approximately $12.5 billion.

“The Baxter-Hillrom combination unlocks the next phase of our transformation, presenting a new wave of potential to drive greater impact for patients, clinicians, employees, shareholders and other communities we serve worldwide,” said José (Joe) E. Almeida, Baxter’s chairman, president and chief executive officer. “Integrating our complementary capabilities introduces additional opportunities for growth across our broad geographic footprint and also creates remarkable new possibilities for connectivity with leading-edge digital health innovation focused on enhancing care, lowering costs and increasing workflow efficiency.”

The combination unites two leading medtech organizations in a shared vision for transforming healthcare and advancing patient care worldwide. Baxter now supports millions of patients each day across homes, physician offices, ambulatory care centers, and nearly every hospital department. The company plans to build on its robust global footprint, including commercial and service infrastructure, to expand legacy Hillrom and Welch Allyn products into new international markets, bringing the collective portfolio of products and services to even more patients and providers worldwide.

Baxter also has a unique opportunity to advance innovation in new areas that are designed to help healthcare providers increase workflow efficiencies and improve care outcomes. Building on the company’s collective installed base of more than two million medical devices globally, Baxter plans to use its combined expertise in connectivity technology and integration, digital health solutions, data visualization and analytics, therapy development, and monitoring and sensing to build a connected system that surrounds the patient and their care team.

“We are invigorated by the potential to create value for patients and customers in new ways as a combined company,” said Mr. Almeida, “and we are energized by the power we bring together as one team united in our Mission to Save and Sustain Lives. We are very excited to welcome our Hillrom colleagues to Baxter.”

Both companies have a strong legacy as socially responsible corporate citizens. Each has been recognized for achievements in workplace diversity and corporate responsibility, and for fostering an environment that supports and encourages high performance, respect for individuals, and professional growth.

Executive and Board Appointments

In conjunction with the acquisition, Baxter announced the following executive and board appointments.

Giuseppe Accogli, formerly Baxter’s senior vice president and president, Americas and Global Business Units, has been recently named to the newly established role of executive vice president and chief operating officer. Mr. Accogli has been with Baxter for 14 years in roles of increasing responsibility. He previously worked for Medtronic plc, and in several sales, product and marketing roles for Tyco Healthcare and then Covidien.

Additionally, in connection with the acquisition close, Baxter’s board of directors has appointed Nancy M. Schlichting, retired president and chief executive officer of Henry Ford Health System, to the Baxter board. Ms. Schlichting had served on the Hillrom board of directors. She currently serves as a director of Walgreens Boots Alliance, Encompass Health and Pear Therapeutics; vice-chair of the Duke University Health System board; and a trustee of Kresge Foundation and Duke University.

Transaction and Financial Highlights

Baxter’s proposed acquisition of Hillrom was announced on Sept. 2, 2021.

Baxter expects the combination to result in approximately $250 million of annual pre-tax cost synergies by the end of year three. This estimate excludes any benefit from potential new revenue growth opportunities resulting from the combination of the two organizations.

The transaction is expected to be low double-digit accretive to Baxter’s adjusted earnings per share (EPS) in the first full year post close, increasing to more than 20% by the third year following closing. The transaction is also expected to expand Baxter’s overall adjusted EBITDA margins over the medium term and deliver strong cash flow generation with a high single-digit return on invested capital (ROIC) expected by the fifth year following closing.

Baxter funded the acquisition, and the refinancing of certain assumed indebtedness of Hillrom, through the issuance of $7.8 billion in fixed and floating rate bonds, $4.0 billion in drawn three- and five-year floating rate term loan agreements, and the remainder in cash on hand. The weighted average cost of the final acquisition financing is approximately 2%, with a weighted average maturity of approximately seven years. Baxter is committed to deleveraging to a 2.75x net debt to adjusted EBITDA leverage ratio within two years post-closing.

About Baxter

Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include the following forecasted items: adjusted EPS accretion, adjusted EBITDA margin, net leverage and ROIC. The company defines adjusted EPS accretion as the increase in its adjusted EPS (i.e., diluted EPS excluding special items, net of the related income tax effects) resulting from the Hillrom acquisition. The company defines adjusted EBITDA margin as adjusted EBITDA (i.e., income before interest, taxes, depreciation, amortization and special items) divided by net sales. The company defines net leverage as total debt less cash and cash equivalents divided by the trailing-twelve month (TTM) adjusted EBITDA. The company defines ROIC as free cash flow (i.e., operating cash flow less capital expenditures) derived from Hillrom divided by the enterprise value of Hillrom at the date of acquisition.

Special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European Medical Devices Regulation, and investigation and related costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s board of directors assess performance.

Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, to evaluate the company’s ability to service its debt, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

The company is unable to present a quantitative reconciliation to the most directly comparable U.S. GAAP measures for the non-GAAP financial measures used in this press release without unreasonable effort as certain items that impact these measures, such as the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur in future years have not yet occurred, are sometimes out of the company’s control and cannot be predicted.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended, concerning Baxter’s business development activities (including the Hillrom acquisition), capital structure (including Baxter’s proposed deleveraging plans) and financial outlook for the combined companies (including anticipated cost synergies).

Forward-looking statements provide current expectations of future events and include any statements that do not directly relate to any historical or current fact.

Actual results could differ materially from those discussed in the forward-looking statements, as a result of factors, risks and uncertainties, not under the company’s control, including, but not limited to: (i) successful integration of Hillrom with the company and the realization of anticipated benefits of the acquisition (including anticipated synergies and net leverage targets) within the expected timeframes or at all; (ii) potential adverse reactions to the Hillrom acquisition by the company or Hillrom’s strategic partners; (iii) the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its customers and suppliers, including foreign governments in countries in which the company operates; (iv) the demand for and market acceptance of risks for new and existing products (including the impact of reduced hospital admission rates and elective surgery volumes); (v) product development risks (including any delays in required regulatory approvals); (vi) product quality or patient safety concerns; (vii) the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; (viii) accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Hillrom, Cheetah Medical, Seprafilm Adhesion Barrier and PerClot Polysaccharide Hemostatic System and specified rights to Caelyx/Doxil in territories outside the U.S., and Transderm Scop); (ix) loss of key employees or inability to identify and recruit new employees; (x) breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; (xi) future actions of national and foreign regulatory and governmental authorities, including Food and Drug Administration, the Department of Justice, the Federal Trade Commission, the Securities and Exchange Commission (SEC), the New York Attorney General and the Environmental Protection Agency, including the continued delay in lifting the warning letter at the company’s Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; (xii) uncertainties regarding actual or potential legal proceedings, including the opioid litigation, ethylene oxide litigation and litigation related to the company’s internal investigation of foreign exchange gains and losses; (xiii) increasing regulatory focus on privacy and security issues; failures with respect to compliance programs; (xiv) U.S. healthcare reform and other global austerity measures; (xv) pricing, reimbursement, taxation and rebate policies of government agencies and private payers; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement; (xvi) the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; (xvii) global, trade and tax policies; (xviii) any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; (xix) actions taken by tax authorities in connection with ongoing tax audits; (xx) fluctuations in foreign exchange and interest rates; and (xxi) and other factors discussed in “Risk Factors” in Baxter’s Annual Report on Form 10-K for the most recently ended fiscal year and other filings with the SEC, which are available on Baxter’s website and at http://www.sec.gov. Baxter is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Baxter, Hillrom and Welch Allyn are registered trademarks of Baxter International Inc.

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